Exhibit 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-99112 and No. 333-6859 of Monterey Bay Bancorp, Inc. on Form S-8 of our report dated January 28, 2003, appearing in this Annual Report on Form 10-K of Monterey Bay Bancorp, Inc. for the year ended December 31, 2002.




/s/ Deloitte & Touche LLP

San Francisco, California
March 25, 2003